UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2012

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

40 Valley Stream Parkway
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On May 21, 2012, Auxilium Pharmaceuticals, Inc. (“Auxilium”) issued a press release announcing that it is raising its full year 2012 revenue guidance to a range of $293 to $315 million, is reducing its guidance for net loss to a range of $5 to $10 million, and will be holding a conference call today, May 21, 2012, at 10:00 am ET to discuss the agreement for the Testim® U.S. co-promotion with GlaxoSmithKline LLC.

The full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release, dated May 21, 2012, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: May 21, 2012	By:	/s/ James E. Fickenscher

James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 21, 2012, issued by Auxilium Pharmaceuticals, Inc.